                                                                    EXHIBIT 10.7

--------------------------------------------------------------------------------


                           LOAN AND SECURITY AGREEMENT


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                            Page
1.        DEFINITIONS AND CONSTRUCTION .......................................................1
          1.1       Definitions...............................................................1
          1.2       Accounting Terms..........................................................5

2.        LOAN AND TERMS OF PAYMENT...........................................................5
          2.1       Equipment Advances........................................................5
          2.2       Interest Rates, Payments, and Calculations................................6
          2.3       Crediting Payments........................................................6
          2.4       Fees......................................................................7
          2.5       Additional Costs..........................................................7
          2.6       Term......................................................................7

3.        CONDITIONS OF LOANS.................................................................7
          3.1       Conditions Precedent to Initial Advance...................................7
          3.2       Conditions Precedent to all Advances......................................8

4.        CREATION OF SECURITY INTEREST.......................................................8
          4.1       Grant of Security Interest................................................8
          4.2       Delivery of Additional Documentation Required ............................8
          4.3       Right to Inspect .........................................................8

5.        REPRESENTATIONS AND WARRANTIES......................................................9
          5.1       Due Organization and Qualification........................................9
          5.2       Due Authorization; No Conflict............................................9
          5.3       No Prior Encumbrances.....................................................9
          5.4       Merchantable Inventory....................................................9
          5.5       Name; Location of Chief Executive Office..................................9
          5.6       Litigation................................................................9
          5.7       No Material Adverse Change in Financial Statements........................9
          5.8       Solvency..................................................................9
          5.9       Regulatory Compliance.....................................................9
          5.10      Environmental Condition...................................................10
          5.11      Taxes.....................................................................10
          5.12      Subsidiaries..............................................................10
          5.13      Government Consents.......................................................10
          5.14      Full Disclosure...........................................................10

6.        AFFIRMATIVE COVENANTS ..............................................................10
          6.1       Good Standing.............................................................10
          6.2       Government Compliance.....................................................10
          6.3       Financial Statements, Reports, Certificates...............................10
          6.4       Inventory; Returns........................................................11
          6.5       Taxes.....................................................................11
          6.6       Insurance.................................................................11
          6.7       Principal Depository......................................................11
          6.8       Debt-Service Ratio........................................................12
          6.9       Debt-Net Worth Ratio......................................................12
          6.10      Tangible Net Worth........................................................12
          6.11      Registration of Intellectual Property Rights..............................12
          6.12      Further Assurances........................................................12

                                       i

7.        NEGATIVE COVENANTS .................................................................12
          7.1       Dispositions..............................................................12
          7.2       Change in Business........................................................12
          7.3       Mergers or Acquisitions...................................................12
          7.4       Indebtedness..............................................................13
          7.5       Encumbrances..............................................................13
          7.6       Distributions.............................................................13
          7.7       Advances to Employees or Shareholders.....................................13
          7.8       Investments...............................................................13
          7.9       Transactions with Affiliates..............................................13
          7.10      Subordinated Debt.........................................................13
          7.11      Inventory.................................................................13
          7.12      Compliance................................................................13

8.        EVENTS OF DEFAULT...................................................................14
          8.1       Payment Default...........................................................14
          8.2       Covenant Default..........................................................14
          8.3       Material Adverse Change...................................................14
          8.4       Attachment................................................................14
          8.5       Insolvency................................................................14
          8.6       Other Agreements..........................................................14
          8.7       Subordinated Debt.........................................................15
          8.8       Judgments.................................................................15
          8.9       Misrepresentations........................................................15

9.        BANK'S RIGHTS AND REMEDIES..........................................................15
          9.1       Rights and Remedies.......................................................16
          9.2       Power of Attorney.........................................................16
          9.3       Accounts Collection.......................................................16
          9.4       Bank Expenses.............................................................16
          9.5       Bank's Liability for Collateral...........................................16
          9.6       Remedies Cumulative.......................................................16
          9.7       Demand; Protest...........................................................17

10.       NOTICES.............................................................................17

11.       CHOICE OF LAWAND VENUE; JURY TRIAL WAIVER...........................................17

12.       GENERAL PROVISIONS..................................................................17
          12.1      Successors and Assigns....................................................17
          12.2      Indemnification...........................................................18
          12.3      Time of Essence...........................................................18
          12.4      Severability of Provisions................................................18
          12.5      Amendments in Writing, Integration .......................................18
          12.6      Counterparts..............................................................18
          12.7      Survival..................................................................18
          12.8      Confidentiality...........................................................18

        This LOAN AND SECURITY AGREEMENT ("Agreement") is entered into as of January 23, 1997, by and between Venture Lending, a Division of Cupertino National Bank & Trust ("Bank" and Vision Software Tools, Inc. ("Borrower").


                                    RECITALS

        Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                    AGREEMENT

        The parties agree as follows:

        1 . DEFINITIONS AND CONSTRUCTION

            1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

                "Advance" or "Advances" means an Equipment Advance made pursuant to Section 2.1.

                "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

                "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, whether or not suit is brought.

                "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

                "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

                "Closing Date" means the date of this Agreement.

                "Code" means the California Uniform Commercial Code.

                "Collateral" means the property described on Exhibit A attached hereto.

                "Committed Line" means One Million Dollars ($1,000,000).

                "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person, against fluctuation in interest rates, currency exchange rates or commodity prices: provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

                "Current Assets" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and its Subsidiaries as at such date.

                "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Advances made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt, and excluding non-refundable deferred revenue.

                "Daily Balance" means the amount of the Obligations owed at the end of a given day.

                "Debt Service Ratio" means, as measured quarterly as of the last day of each fiscal quarter of Borrower, the ratio of (a) an amount equal to the sum of (i) net income, plus (ii) depreciation, amortization of intangible assets, interest, taxes and other non-cash charges to income to (b) an amount equal to the sum of all scheduled repayment for such quarter and mandatory prepayments, if any, for the next quarter of principal on account of long-term debt.

                "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

                "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                "GAAP" means generally accepted accounting principles as in effect from time to time.

                "Indebtedness' means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

                "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

                "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

                "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

                "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

                "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

                "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

                "Maturity Date" means July 23, 2000.

                "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

                "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other documents relating to this credit, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

                "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

                "Permitted Indebtedness" means:

                (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

                (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

                (c) Subordinated Debt;

                (d) Indebtedness to trade creditors incurred in the ordinary course of business;

                (e) Indebtedness with respect to capital lease obligations and Indebtedness secured by Permitted Liens; and

                (f) Extension, renewals, refundings, refinancings, modifications, amendments and restatements of any of the items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more materially burdensome terms upon Borrower.

                "Permitted Investment" means:

                (a) Investments existing on the Closing Date disclosed in the Schedule; and

                (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.

                (c) Investments resulting from any merger, consolidation or acquisition permitted under Section 7.3.

                "Permitted Liens" means the following:

                (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

                (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's security interests;

                (c) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

                (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) and (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

                "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

                "Prime Rate" means the variable rate of interest, per annum, most recently published in The Wall Street Journal, as the "prime rate," whether or not such published rate is the lowest rate available from Bank.

                "Quick Assets" means, at any date as of which the amount thereof shall be determined, the consolidated cash, cash-equivalents, accounts receivable and investments, with maturities not to exceed 90 days, of Borrower determined in accordance with GAAP.

                "Responsible Officer" means each of the Chief Executive Officer, the Chief Financial Officer and the Controller of Borrower.

                "Schedule" means the schedule of exceptions attached hereto, if any.

                "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

                "Subsidiary" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

                "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.

                "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt, and excluding non-refundable deferred revenue.

                1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

        2. LOAN AND TERMS OF PAYMENT

            2.1 Equipment Advances.

                    (a) At any time from the date hereof through July 23, 1997 and January 23, 1998 (each an "Equipment Availability Date"), Borrower may from time to time request advances (each an "Equipment Advance" and, collectively, the "Equipment Advances") from Bank in an aggregate principal amount of up to One Million Dollars ($1,000,000). The Equipment Advances shall be only used to finance the purchase price of or to purchase Equipment approved from time to time by Bank and shall not exceed One Hundred percent (100%) of the cost of such Equipment, excluding installation expense, freight discounts, warranty charges and taxes.

                    (b) Interest shall accrue from the date of each Equipment Advance at the rate specified in Section 2.2(a), and shall be payable monthly for each month through the month in which the Equipment Availability Date falls. The Equipment Advance or Equipment Advances that are outstanding on the Equipment Availability Date will be payable in thirty six (36) equal monthly installments of principal, plus accrued interest, beginning on the 15th day of the month following the Equipment Availability Date.

                    (c) When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission received no later than 3:00 p.m. California time one (1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be in substantially the form of Exhibit B. The notice shall be signed by a Responsible Officer and include a copy of the invoice for the Equipment to be financed.


            2.2 Interest Rates, Payments, and Calculations.

                (a) Interest Rate. Except as set forth in Section 2.3(b), any Advances shall bear interest, on the average Daily Balance, at a rate equal to three-quarters (0.75) percentage points above the Prime Rate. If Borrower fails to receive at least Five Million Dollars ($5,000,000) in new equity proceeds by January 31, 1997, and a total of at least Ten Million Dollars ($10,000,000) in new equity proceeds by June 15, 1997, the interest rate shall be adjusted retroactively to one percentage point (1.0) above the Prime Rate.

                (b) Default Rate. All Obligations shall bear interest, from and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                (c) Payments. Interest hereunder shall be due and payable on the 15th calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments to the extent such interest, Bank Expenses, and all Periodic Payments are then due against any of Borrower's deposit accounts or against the Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                (d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m., on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

            2.3 Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. During the continuation of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

            2.4 Fees. Borrower shall pay to Bank the following:

                (a) Facility Fee. A Facility Fee equal to Five Thousand Dollars ($5,000), which fee shall be due on the Closing Date and shall be fully earned and nonrefundable:

                (b) Financial Examination and Appraisal Fees. In regards to
Section 4.3, Bank's customary fees and out-of-pocket expenses for Bank's audits of Borrower's Accounts and each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents;

                (c) Bank Expenses. Upon the date hereof, all reimbursable Bank Expenses incurred through the Closing Date, including up to Two Thousand Dollars ($2,000) in attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

            2.5 Additional Costs. In case any change in any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this Agreement:

                (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

                (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

                (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

            2.6 Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

        3. CONDITIONS OF LOANS

            3.1 Conditions Precedent to Initial Advance. The obligation of Bank to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                (a) this Agreement;

                        (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement:

                        (c)     financing statements (Forms UCC-1);

                        (d)     insurance certificate;

                        (e) payment of the fees and Bank Expenses then due specified in Section 2.4 hereof,

                        (f)     a collateral assignment and patent mortgage; and

                        (g) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

                3.2 Conditions Precedent to all Advances. The obligation of Bank to make each Advance, including the initial Advance, is further subject to the following conditions:

                        (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1;

                        (b)     the representations and warranties contained in
Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance. The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this
Section 3.2(b).

        4.      CREATION OF SECURITY INTEREST

                4.1 Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof.

                4.2 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

                4.3 Right to Inspect. Upon the occurrence and during the continuance of Event of Default, Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

        5.      REPRESENTATIONS AND WARRANTIES

                Borrower represents and warrants as follows:

                5.1 Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

                5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

                5.3 No Prior Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

                5.4 Merchantable Inventory. All Inventory is in all material respects of good and marketable quality, free from all material defects.

                5.5 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

                5.6 Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

                5.7 No Material Adverse Change in Financial Statements. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

                5.8 Solvency. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

                5.9 Regulatory Compliance. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

                5.10 Environmental Condition. None of Borrowers or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

                5.11 Taxes. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

                5.12 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

                5.13 Government Consents. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

                5.14 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

        6.      AFFIRMATIVE COVENANTS

                Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

                6.1 Good Standing. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

                6.2 Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

                6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (a) as soon as available, but in any event within thirty
(30) days after the end of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, certified by a Responsible Officer; (b) as soon as available, but in any event within one hundred and twenty (120) days after the end of Borrowers fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within five (5) days upon becoming available, copies of all statements. reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 1O-K and 10-Q filed with the Securities and Exchange Commission, (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

       Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto.

                6.4 Inventory: Returns. Borrower shall keep all Inventory in good and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

                6.5 Taxes, Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

                6.6     Insurance.

                        (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrowers business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's,

                        (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

                6.7 Principal Depository. Borrower shall maintain its principal depository and operating accounts with Bank,

                6.8 Debt Service Ratio. Borrower shall maintain, as of the last day of each fiscal quarter, a Debt Service Ratio of at least 1.5 to 1.0. If Borrower maintains, as of the last day of each fiscal quarter, a ratio of Quick Assets to Current Liabilities of at least 1.5 to 1.0, then this Section 6.8 is not required.

                6.9. Debt-Net Worth Ratio. Borrower shall maintain, as of the last day of each calendar month, a ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 2.0 to 1.0.

                6.10 Tangible Net Worth. Borrower shall maintain, as of the last day of each calendar month, a Tangible Net Worth of not less than One Million Dollars ($1,000,000).

                6.11 Registration of Intellectual Property Rights. Borrower shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on Exhibits A, B and C to the Collateral Assignment, Patent Mortgage and Security Agreement delivered to Bank by Borrower in connection with this Agreement within thirty (30) days of the date of this Agreement. Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party, including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B and C. Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in such additional intellectual property rights.

                6.12 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

        7.      NEGATIVE COVENANTS

                Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following:

                7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses or licenses granted for territorial exclusivity and similar arrangements for the use of the property of Borrower or its Subsidiaries; (iii) Transfers of worn-out or obsolete Equipment; or (iv) Transfers resulting from any mergers, consolidation or acquisition permitted under Section 7.3. Upon merger collateral assets cannot be transferred to a subsidiary outside of the United States.

                7.2 Change in Business. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's ownership. Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

                7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except that:

                        (a) any of Borrower's Subsidiaries may merge with, consolidate into or transfer all or substantially all of its assets to another of Borrower's Subsidiaries or to Borrower and in connection therewith such Subsidiary may be liquidated or dissolved, provided that (i) if the transaction involves Borrower, Borrower shall be the surviving Person, and (ii) if any transaction shall be between a non-wholly owned Subsidiary and a wholly owned Subsidiary, the wholly owned Subsidiary shall be the continuing or surviving Person, and provided further that no Event of Default shall result therefrom;

                        (b) Borrower may merge with or consolidate into, or acquire all or substantially all of the capital stock or property of any other Person, provided that (i) Borrower is the surviving Person, and (ii) no such merger, consolidation or acquisition shall be made while there exists an Event of Default or if an Event of Default would occur as a result thereof; and

                        (c) Borrower or any of its Subsidiaries may otherwise merge with or consolidate into, or acquire all or substantially all of the capital stock or property of any other Person with the prior written consent of Bank.

                7.4 Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

                7.5 Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

                7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock.

                7.7 Advances to Employees or Shareholders. Advance after closing date by way of payment, credit or other manner, any unearned funds to employees or shareholders of Borrower in excess of Twenty Thousand Dollars ($20,000).

                7.8 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

                7.9 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

                7.10 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

                7.11 Inventory. Store the Inventory with a bailee, warehouseman, or similar party unless Bank has received a pledge of the warehouse receipt covering such inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

                7.12 Compliance. Become an "Investment company" controlled by an "Investment company," within the meaning of the investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

        8.      EVENTS OF DEFAULT

                Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

                8.1 Payment Default. If Borrower fails to pay the principal of, or any interest on, any Advances when due and payable; or fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Bank Expenses, within thirty (30) days of receipt by Borrower of an invoice for such other Obligations;

                8.2 Covenant Default. If Borrower fails to perform any obligation under Sections 6.8, 6.9, 6.10 or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof: provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

                8.3 Material Adverse change. If there occurs a material adverse change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral;

                8.4 Attachment. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrowers assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives, notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances will be required to be made during such cure period);

                8.5 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within ten (10) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

                8.6 Other Agreements. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material
Adverse Effect;

                8.7 Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

                8.8 Judgments. If a judgment or judgments for the payment of money in an amount, Individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment); or

                8.9 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

        9.      BANK'S RIGHTS AND REMEDIES

                9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                        a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

                        (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                        (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                        (d) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or Compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                        (e) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                        (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral, Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrowers labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit:

                        (g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

                        (h) Bank may credit bid and purchase at any public sale; and

                        (i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

                9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrowers true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

                9.3 Accounts Collection. At any time from the date of this Agreement, Bank may upon five (5) business days' prior written notice to Borrower notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Upon and during the continuance of an Event of Default and if requested to do so by Bank, Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

                9.4 Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

                9.5 Bank's Liability for Collateral. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

                9.6 Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

                9.7 Demand: Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

        10.     NOTICES

                Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid; return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

        If to Borrower:                 Vision Software Tools, Inc.
                                        2101 Webster Street, 8th Floor
                                        Oakland, CA 94612
                                        Attn: Prakash Bhaskaran
                                        FAX: (510) 238-4101

        If to Bank:                     Venture Lending
                                        Three Palo Alto Square, Suite 150
                                        Palo Alto, California 94306
                                        Attn: David Sousa
                                        FAX: (415) 843-6969

        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

        11.     CHOICE OF LAW AND VENUE: JURY TRIAL WAIVER

                This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

        12.     GENERAL PROVISIONS

                12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

                12.2 Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

                12.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

                12.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                12.5 Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

                12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

                12.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

                12.8 Confidentiality. In handling any confidential information Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                        VISION SOFTWARE TOOLS, INC.

                                        By: /s/ J. A. HEWITT, JR.
                                           -------------------------------------
                                        Title: Vice President & CFO
                                              ----------------------------------
                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                        VENTURE LENDING, a division of
                                        CUPERTINO NATIONAL BANK & TRUST

                                        By:/s/ [Signatures Illegible]
                                           -------------------------------------
                                        Title:  AVP                   AVP
                                              ----------------------------------

BORROWER:      Vision Software Tools, Inc.
SECURED PARTY: Cupertino National Bank & Trust

                                    EXHIBIT A

        The Collateral shall consist of all right, title and interest of Borrower in and to the following:

                All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

                All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

                All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

                All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

                All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

                All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

                Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                               FIRST AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

        This First Amendment to Loan and Security Agreement, dated as of September 22, 1998, (the "Amendment"), is entered into by and between VISION SOFTWARE TOOLS, INC. ("Borrower") and VENTURE BANKING GROUP, A DIVISION OF CUPERTINO NATIONAL BANK (formerly known as Venture Lending) ("Bank"). Capitalized terms used herein without definition shall have the same meanings as is given to them in the Agreement (defined below).

                                    RECITALS

        A. The Borrower and the Bank have entered into that certain Loan and Security Agreement dated as of January 23, 1997, (as amended or modified from time to time, the "Agreement") pursuant to which the Bank has agreed to extend and make available to the Borrower certain advances of money.

        B. Borrower has disclosed to Bank a breach of Sections 6.3, 6.8, 6.9, and 6.10, entitled Financial Statements, Report, Certificates; Debt Service Ratio; Debt-Net Worth Ratio; and Tangible Net Worth, respectively.

        C. Subject to the representations and warranties of the Borrower herein and upon the terms and conditions set forth in this Amendment, the Bank is willing to amend the Agreement.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

        SECTION 1. THE BORROWER'S REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that:

                (a) the execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Amended and Restated Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default is reasonably expected to have a Material Adverse Effect; and

                (b) Immediately before and immediately after giving effect to this Amendment, no event shall have occurred and be continuing which constitutes an Event of Default that has not be disclosed to Bank.

        SECTION 2. AMENDMENTS TO THE LOAN AND SECURITY AGREEMENT.

                2.1 Bank hereby waives Borrower's breach of Sections 6.3, 6.8, 6.9, and 6.10, entitled Financial Statements, Report, Certificates; Debt Service Ratio; Debt-Net Worth Ratio; and Tangible Net Worth, respectively, of the Loan Agreement, as the waiver through the calendar month ending October 31, 1998. Any further breach of these covenants after October 31, 1998, is not waived.

        Except as waived hereby, the Loan Agreement, as the same may have previously been waived, shall remain unaltered and in full force and effect. This Amendment shall not be a waiver of any existing default or breach of a covenant unless specified herein.

                2.2 Section 6.3 entitled Financial Statements, Report, Certificates is hereby amended to allow Borrower until October 31, 1998, to provide Bank with Borrower's December 31, 1997, CPA Audited financial statement.

                2.3 A new Section 6.13 is hereby added to read in its entirety:

                        6.13 Equity Infusion. The Equity Infusion (Series D) shall occur on or prior to October 31, 1998. Equity Infusion means the receipt by Borrower of not less than Six Million Dollars ($6,000,000) of proceeds from the sale of its capital stock or Subordinated Debt, other than in a nonfinancing transaction to employees, officers, directors or consultants of the Borrower. As part of the Equity Infusion, the existing Two Million Eight Hundred Sixteen Thousand Dollars ($2,816,000) in aggregate subordinated debt shall be converted to equity.

        SECTION 3. LIMITATION. The amendments and waivers set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a modification of any other term or condition of the Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which the Bank may now have or may have in the future under or in connection with the Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Agreement shall continue in full force and effect.

        SECTION 4. EFFECTIVENESS. This Amendment shall become effective upon:

                (1) The execution and delivery of a copy hereof by Borrower to the Bank;

                (2) The execution and delivery of a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

                (3) The execution and delivery of a Warrant for 10,000 shares of Series D Preferred Stock, priced at the average of the previous and upcoming equity rounds;

                (4) The payment Of the amendment fee in the amount of Four Thousand ($4,000) by Borrower to the Bank;

                (5) Copies of executed subordinated notes shall be delivered by Borrower to Bank no later than October 13, 1998; and

                (6) Bank shall have received, in form and substance satisfactory to Bank, such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

        SECTION 5. RELEASE AND WAIVER. BORROWER HEREBY REPRESENTS AND WARRANTS TO THE BANK THAT IT HAS NO KNOWLEDGE OF ANY FACTS THAT WOULD SUPPORT A CLAIM, COUNTERCLAIM, DEFENSE OR RIGHT OF SET-OFF, AND HEREBY RELEASES BANK FROM ALL LIABILITY ARISING UNDER OR WITH RESPECT TO AND WAIVES ANY AND ALL CLAIMS, COUNTERCLAIMS, DEFENSES AND RIGHTS OF SET-OFF, AT LAW OR IN EQUITY, THAT BORROWER MAY HAVE AGAINST BANK EXISTING AS OF THE DATE OF THIS AMENDMENT ARISING UNDER OR RELATED TO THIS AMENDMENT, THE AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO THE LOANS CONTEMPLATED HEREBY OR THEREBY OR TO ANY ACT OR OMISSION TO ACT BY THE BANK WITH RESPECT HERETO OR THERETO.

        SECTION 6. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single Instrument. All counterparts shall be deemed an original of this Amendment.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER                              VISION SOFTWARE TOOLS, INC.

                                      By: J. A. Hewitt, Jr.
                                         --------------------------------------
                                      Title: 10/31/98
                                            -----------------------------------

BANK                                  VENTURE BANKING GROUP, a division of
                                      Cupertino National Bank

                                      By: /s/ [SIGNATURE ILLEGIBLE]
                                         --------------------------------------

                                      Title: V.P.
                                            -----------------------------------

        THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH WARRANT OR SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE ACT.

                           VISION SOFTWARE TOOLS, INC.

                    SERIES D PREFERRED STOCK PURCHASE WARRANT

                               September 22, 1998

               THIS CERTIFIES THAT, for value received, Greater Bay Bancorp, and its successors ("Warrantholder"), is entitled to subscribe for and purchase from Vision Software Tools, Inc., a California corporation (the "Company"), ten thousand (10,000) fully-paid and nonassessable shares (the "Shares") of the Company's Series D Preferred Stock, such number of shares being subject to adjustment upon the occurrence of the contingencies set forth in this Warrant. The price per share for each Share received upon exercise of the Warrant is $1.61 (the "Warrant Price"), such price being subject to adjustment upon the occurrence of the contingencies set forth in this Warrant.

               As used herein, the term "Series D Preferred Stock" shall mean that series of Preferred Stock which shall be authorized in connection with the Company's anticipated private placement of shares of Series D Preferred Stock (the "Series D Private Placement"), and any stock into or for which such Series D Preferred Stock may hereafter by converted or exchanged pursuant to the Company's Second Amended and Restated Articles of Incorporation (the "Restated Articles") that is to be filed in connection with the Series D Private Placement, as amended from time to time. The designations, preferences and limitations of the Series D Preferred Stock, and the terms and conditions of the Series D Private Placement have yet to be determined. Any amendment to the Restated Articles to designate the rights, preferences and privileges of the Series D Preferred Stock shall be approved by the Company's stockholders, as required by the Restated Articles and California law. The term "Grant Date" shall mean the date set forth above after the title of the Warrant.

               1. TERM. Subject to the terms hereof, the purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time the Grant Date to the earlier of (i) the date five (5) years after the Grant Date, or (ii) the 90th day following the closing of the Company's initial public offering under the Act.

               2. METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT. The purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time after the Grant Date, by the surrender of this Warrant (together with the notice of exercise form attached hereto as Exhibit A, duly executed) at the principal office of the Company and by the payment to the Company, by check or bank draft, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within 30 days of receipt of such notice and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such 30-day period.

               3.     NET ISSUANCE.

                      a. Right to Convert. In addition to and without limiting the rights of the Warrantholder under the terms of the Warrant, the Warrantholder shall have the right to convert the Warrant or any portion thereof (the "Conversion Right") into shares of Series D Preferred Stock as provided in this Paragraph 3 at any time or from time to time during the term of the Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to the Warrant (the "Converted Warrant Shares"), the Company shall deliver to the Warrantholder (without payment by the Warrantholder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Series D Preferred Stock computed using the following formula:

                                  X = Y(A - B)
                                      --------
                                         A

           Where X= the number of shares of Series D Preferred Stock to be issued to the Warrantholder

           Y =   the number of Converted Warrant Shares

           A = the fair market value of one share of the Company's Series D Preferred Stock on the Conversion Date (as defined below)

           B = the per share exercise price of the Warrant (as adjusted to the Conversion Date)

The Conversion Right may only be exercised with respect to a whole number of shares subject to the Warrant. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Warrantholder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date. Shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of the Warrant.

                      b. Method of Exercise. The Conversion Right may be exercised by the Warrantholder by the surrender of the Warrant at the principal office of the Company together with a written statement specifying that the Warrantholder thereby intends to exercise the Conversion Right and indicating the number of shares subject to the Warrant which are being surrendered (referred to in Paragraph 3(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of the Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to the Warrant, shall be issued as of the Conversion Date and shall be delivered to the Warrantholder promptly following the Conversion Date.

                      c. Determination of Fair Market Value. For purposes of this Paragraph 3, fair market value of a share of Series D Preferred Stock shall be equal to the fair market value of a share of the Company's Common Stock that such Series D Preferred Stock is convertible into multiplied by the number of shares of Common Stock such Series D Preferred Stock is convertible into as of the Conversion Date, as provided under the Restated Articles. For the purposes of this Paragraph 3, the fair market value of a share of Common Stock on the Conversion Date shall mean:

                      (i) If traded on a stock exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing selling prices of the Common Stock on the stock exchange determined by the Company's Board of Directors to be the primary market for the Common Stock over the ten
(10) trading day period ending on the date prior to the Conversion Date, as such prices are officially quoted in the composite tape of transactions on such exchange;

                      (ii) If traded over-the-counter, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices (or, if such information is available, the closing selling prices) of the Common Stock over the ten (10) trading day period ending on the date prior to the Conversion Date, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system; and

                      (iii) If there is no public market for the Common Stock, then the fair market value shall be determined by the Board of Directors of the Company in good faith.

             4. STOCK FULLY PAID; RESERVATION OF SHARES. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its

Series D Preferred Stock and Common Stock to provide for the exercise of the rights represented by this Warrant.

               5. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of the Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                      a. In case of (i) any reclassification of or similar change in the Series D Preferred Stock; (ii) any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification of or similar change in the Series D Preferred Stock); or (iii) any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant having substantially similar terms and providing that the holder of this Warrant shall have the right to exercise such new Warrant for the kind and number of shares of stock, other securities, money or property receivable upon such reclassification, change, merger or sale by a holder of shares of Series D Preferred Stock.

                      b. In case of (i) any subdivision or combination of the Series D Preferred Stock or (ii) at any time or from time to time after the issuance date of this Warrant, any declaration or payment, without consideration, any dividend on the Series D Preferred Stock payable in shares of its capital stock or in any right to acquire shares of its capital stock without consideration, the number of shares of Series D Preferred Stock or other security issuable upon exercise hereof shall be proportionately increased or decreased, as appropriate.

                      c. No Impairment. The Company will not, by amendment of its Restated Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph 5 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

               6. NOTICE OF ADJUSTMENTS. Whenever the Warrant Price shall be adjusted pursuant to the provisions hereof, the Company shall within 30 days of such adjustment deliver a certificate signed by its chief financial officer to the holder(s) hereof setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price after giving effect to such adjustment.

               7. NOTICE OF CERTAIN EVENTS. The Company shall deliver to the Warrantholder notice of any events that any of the shareholders of the Company are entitled to receive notice of. The Warrantholder shall receive the same notice as the shareholders receive and notice to the Warrantholder shall be delivered according to the same terms as any notice provided to the shareholders.

               8. INFORMATION RIGHTS. The Company shall deliver to the Warrantholder the same financial and other information that it provides to any of its shareholders. Such information shall be delivered to the Warrantholder in accordance with the provisions governing the delivery of such information to the shareholders of the Company.

               9. FRACTIONAL SHARES. No fractional shares of Series D Preferred Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

               10. TRANSFERS AND EXCHANGES. This warrant shall not be transferable except to partners, shareholders, family members and trusts of the Warrantholder.

               11. RIGHTS AS STOCKHOLDERS. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Series D Preferred Stock, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares shall have become deliverable, as provided herein.

               12. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

               13. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated on the signature page of this Warrant.

               14. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Shares shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights to which the holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

               15. LOST WARRANTS OR STOCK CERTIFICATES. The Company covenants to the holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

               16. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

               17. COUNTERPARTS. This Series D Preferred Stock Purchase Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             IN WITNESS WHEREOF, this Series D Preferred Stock Purchase Warrant is executed effective as of the date first above written,

                                       VISION SOFTWARE TOOLS, INC.


                                       By: [SIGNATURE ILLEGIBLE]
                                          -------------------------------------

                                       Address:  2101 Webster Street, 8th Floor
                                                 Oakland, California 94612

Accepted and Agreed:

WARRANTHOLDER:

GREATER BAY BANCORP

Signed: /s/ [SIGNATURE ILLEGIBLE]
       --------------------------------------
        Name: [ILLEGIBLE]
        Title: V.P

                                    EXHIBIT A

                               NOTICE OF EXERCISE




To:     Vision Software Tools, Inc.
        2101 Webster Street, 8th Floor
        Oakland, California 94612
        Attn: Jack Hewitt



        1. The undersigned hereby elects to purchase shares of Series D Preferred Stock of Vision Software Tools, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

        2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

        Name: ---------------------------------------

        Address: ------------------------------------

                 ------------------------------------

                 ------------------------------------

        3. The undersigned represents that the aforesaid shares being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

                                                  (Signature)

                                                  (Date)

                     DISBURSEMENT REQUEST AND AUTHORIZATION

BORROWER: Vision Software Tools, Inc.               BANK: Venture Banking Group
--------------------------------------------------------------------------------

LOAN TYPE. This is a Variable Rate, Term Loan that had an original principal amount up to $ 1,000,000.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for business.

SPECIFIC PURPOSE. The specific purpose of this loan is: to finance past and future equipment purchases.

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

        Prepaid Finance Charges Paid In Cash:   $   4,000
            $4,000 Amendment Fee                ---------

        Total Charges Paid in Cash              $   4,000 (automatic payment
                                                ---------  see below)

AUTOMATIC PAYMENTS. Borrower hereby authorizes Bank automatically to deduct from Borrower's account numbered #3103838 the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Bank shall not be obligated to advance funds to cover the payment.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO BANK THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO BANK. THIS AUTHORIZATION IS DATED AS OF SEPTEMBER 22, 1998.

BORROWER:  VISION SOFTWARE TOOLS, INC
           -----------------------------


BY: /s/ J.A. HEWITT, JR.
    ------------------------------------

                         CORPORATE RESOLUTIONS TO BORROW
--------------------------------------------------------------------------------
Borrower:  VISION SOFTWARE TOOLS, INC.
--------------------------------------------------------------------------------

        I, the undersigned Secretary or Assistant Secretary of Vision Software Tools, Inc. (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of California.

        I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation and Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

        I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

        BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

           NAMES                                  POSITIONS                          ACTUAL SIGNATURES
           -----                                  ---------                          -----------------
Jack Hewitt                           President & CEO, & Corp. Sec'y         /s/ J.A. HEWITT, JR.
---------------------------------     ----------------------------------     ----------------------------------

---------------------------------     ----------------------------------     ----------------------------------

---------------------------------     ----------------------------------     ----------------------------------

---------------------------------     ----------------------------------     ----------------------------------

---------------------------------     ----------------------------------     ----------------------------------


acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

        Borrow Money. To borrow from time to time from Venture Banking Group, a division of Cupertino National Bank ("Bank"), on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of January 23, 1997, as amended or modified from time to time (the "Loan Agreement").

        Execute Notes. To execute and deliver to Bank the promissory note or notes of the Corporation, on Lender's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of the Corporation to Bank, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

        Grant Security. To grant a security interest to Bank in the Collateral described In the Loan Agreement, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Agreement.

        Negotiate Items. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

        Letters of Credit, Foreign Exchange. To execute letters of credit applications, foreign exchange agreements and other related documents pertaining to Bank's issuance of letters of credit and foreign exchange contracts.

        Issue Warrants. To issue warrants to purchase the Corporation's capital stock, for such series and number, and on such terms, as an officer of the Corporation shall deem appropriate.

        Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

        BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

        I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked In any manner whatsoever.

        IN WITNESS WHEREOF, I have hereunto set my hand on September 22, 1998 and attest that the signatures set opposite the names listed above are their genuine signatures.

                                      CERTIFIED TO AND ATTESTED BY:

                                       /s/ J.A. HEWITT, JR.
                                       -----------------------------------------